Exhibit 99.1

Trunity Holdings Signs Licensing and Royalty Agreement with Visual Collaboration Innovations to Enable and Enhance Knowledge Sharing in Healthcare Industry

Portsmouth, NH – (Marketwired) – October 28, 2014 – Trunity Holdings, Inc. (OTCBB/OTCQB:TNTY) (“Trunity”), a pioneer of eLearning technology that transforms the educational experience, today announced that the Company has teamed with Visual Collaboration Innovations, Inc. (“VCI”) to enable and enhance ubiquitous online knowledge sharing and collaboration between doctors, patients and other healthcare industry stakeholders.

As a recognized global expert in engineering turnkey visual collaboration solutions for the healthcare market, VCI helps companies, organizations and individuals create connections by streamlining accessibility of information through modular applications, tools and resources that can be configured into a single holistic program built on a single proprietary framework.  Current VCI clients include:

•
the Department of Defense and its Military OneSource program, which provides live two-way video, non-medical counseling between certified counselors and active duty military members, National Guard and Reserve service members, Coast Guard and their families;

•
the University of New Mexico Project ECHO (Extension for Community Healthcare Outcomes) which helps to develop skills among rural doctors so that they can safely and effectively treat chronic and complex diseases in their local community instead of sending patients to care specialists located in distant medical centers; and

•	the National Telehealth Resource Centers which operates 14 regional centers which support care providers in rural America.

Pursuant to the terms and conditions of the Hosted API License Agreement, VCI has licensed Trunity’s proprietary, backend Application Programming Interface (API) to deliver and make accessible content to its clients.  Trunity will also host the API and share in quarterly revenues generated by VCI from use of its API.  Additional details relating to this Agreement have been provided in a Form 8-K report filed with the U.S. Securities and Exchange Commission.

Robert E. Portrie, VCI Chairman, stated, “Our Company’s mission is to empower clinicians and their patients with effective, fully integrated, online elearning, visual collaboration and sharing tools that result in materially improved patient care, reduced healthcare costs and the immediate collaboration and delivery of healthcare information anywhere, anytime and on any connected device.  Our market research led us to Trunity, which we believe offers VCI and our valued clients with the most robust, scalable and feature-rich API architecture for enabling the delivery and sharing of vital patient information and medical and scientific research.”

Nicole Fernandez-McGovern, CEO and CFO of Trunity, added, “Leveraging the technological power of the Trunity eLearning Platform to support the needs and demands of the growing global enterprise and organizational training market is one of our Company’s core growth objectives.  Consequently, we are thrilled to be teaming with VCI and look forward to a long, mutually beneficial association.”

About Trunity Holdings, Inc.

Founded in 2009, Trunity Holdings, Inc. (OTCBB/OTCQB:TNTY) (“Trunity”) has developed a collaborative knowledge management, publishing and education delivery platform which provides an end-to-end solution for the rapidly growing eTextbook, eLearning and enterprise training marketplaces. As a result of the platform’s innovative multi-tenant cloud-based architecture, Trunity allows content from multiple sources to be assembled into customized living digital textbooks and courseware and delivered with real-time updates directly to the student on any Internet-enabled computer or mobile device. The content powered by Trunity is seamlessly integrated with learning management, social collaboration, standards alignment, real-time analytics and royalty-tracking functionality. Trunity currently hosts a growing global community of over 4,300 expert contributors made up of top scientists and educators, who create peer-reviewed educational content. The Company’s clients include leading colleges, universities, K-12 schools, corporate enterprises and government agencies worldwide. Headquartered in Portsmouth, New Hampshire, Trunity has operations in North America and internationally. For more information, visit www.trunity.com.

Statement Under the Private Securities Litigation Reform Act

As contemplated by the provisions of the Safe Harbor section of the Private Securities Litigation Reform Act of 1995, this news release contains forward-looking statements pertaining to future, anticipated, or projected plans, performances and developments, as well as other statements relating to future operations. All such forward-looking statements are necessarily only estimates or predictions of future results or events and there can be no assurance that actual results or events will not materially differ from expectations. Further information on potential factors that could affect Trunity Holdings Inc. is included in the Company's filings with the Securities and Exchange Commission. We expressly disclaim any intent or obligation to update any forward-looking statements.

FOR MORE INFORMATION, PLEASE CONTACT:
407-585-1080